 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2024

 RYMAN HOSPITALITY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 12, 2024, Ryman Hospitality Properties, Inc. (the “Company”), entered into an Incremental Tranche B Term Loan Agreement (the “Incremental Agreement”), which supplements that certain Credit Agreement dated as of May 18, 2023 (the “Credit Agreement”), by and among RHP Hotel Properties, LP, as the borrower thereunder, (in such capacity, the “Borrower”), the Company and certain subsidiaries of the Company, as guarantors, several lenders named therein (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), the joint lead arrangers and the various other parties thereto.

The Incremental Agreement refinances the $295 million principal amount outstanding under the original $500 million term loan B (the “Term Loan B Facility”) and reduces the applicable interest rate margins for the loans advanced under the refinanced Term Loan B Facility. The applicable interest rate margins for the refinanced Term Loan B Facility under the Incremental Agreement are (i) 2.25% for SOFR Loans (as defined in the Credit Agreement) and (ii) 1.25% for base rate loans, which, in each such case, is 0.50% lower than the applicable interest rate margin existing prior to the effectiveness of the Incremental Agreement.

The Incremental Agreement did not change the maturity dates existing under the Credit Agreement or result in any increase in principal indebtedness by the Borrower.

Certain lenders under the Credit Agreement and the Incremental Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business of the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the Incremental Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Incremental Tranche B Term Loan Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: April 12, 2024	By:	/s/ Scott J. Lynn
Name:	Scott J. Lynn
Title:	Executive Vice President, General Counsel and Secretary

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